EXHIBIT 10.7

December 31, 2008

Mr. Jonathan Whitworth

Overseas Shipholding Group, Inc.

666 Third Avenue

New York, New York 10017

Dear Jonathan:

Reference is hereby made to (i) the letter agreement between you and Overseas Shipholding Group, Inc. (the “Company”) dated September 24, 2006 (the “Employment Agreement”), (ii) the Overseas Shipholding Group, Inc. Severance Protection Plan effective January 1, 2006 (as amended and restated effective as of December 31, 2008, the “Severance Plan”) in which you participate and have agreed to be bound by the restrictive covenants set forth therein pursuant to the Notice of Eligibility between you and the Company effective as of December 31, 2008, and (iii) the Amended and Restated Change of Control Protection Agreement between you and the Company dated as of December 31, 2008 (the “Change of Control Agreement”).

The purpose of this letter agreement is to reconcile certain terms from the Employment Agreement which may conflict with the terms of the Severance Plan and the Change of Control Agreement. By your execution below, you hereby agree that:

(a)       During your Protection Period under, and as defined in, the Severance Plan: (i) the definition of “Cause” set forth on Exhibit A to the Employment Agreement shall be replaced by the definition of “Cause” set forth on Appendix B to the Severance Plan; (ii) if your employment is terminated by the Company without Cause then you shall not be entitled to receive the payments and benefits under Section 6 of the Employment Agreement; and (iii) Section 8 of the Employment Agreement shall not apply.

(b)       Following a Change of Control under, and as defined in, the Change of Control Agreement: (i) the definition of “Cause” set forth on Exhibit A to the Employment Agreement shall be replaced by the definition of “Cause” set forth in Section 1(ii) of the Change of Control Agreement; (ii) the definition of “Good Reason” set forth on Exhibit A to the Employment Agreement shall be replaced by the definition of “Good Reason” set forth in Section 1(v) of the Change of Control Agreement, (iii) if your employment is terminated by the Company without Cause or you resign for Good Reason then you shall not be entitled to receive the payments and benefits under Section 6 of the Employment Agreement; and (iv) Section 8 of the Employment Agreement shall not apply.

All other terms of the Employment Agreement will remain unchanged and the Employment Agreement will remain in full force and effect.

[Signature page follows]

                Please acknowledge your agreement by signing below.

Sincerely,

OVERSEAS SHIPHOLDING GROUP, INC.

By /s/Morten Arntzen
Name:
Title:

Agreed to and Accepted:

/s/Jonathan Whitworth

Jonathan Whitworth